UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2023
Affirm Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39888	84-2224323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 California Street
San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 984-0490
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Class A common stock, $0.00001 par value	AFRM	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On March 6, 2023, Affirm Holdings, Inc. (the “Company”) entered into an additional privately negotiated transaction with a holder of its outstanding 0% Convertible Senior Notes due 2026 (the “2026 Notes”) that participated in the repurchase the Company reported on February 14, 2023. Pursuant to the terms of the transaction, the Company will pay approximately $48 million in cash for the repurchase of approximately $70 million aggregate principal amount of the 2026 Notes (the “March 2023 Note Repurchase”). The March 2023 Note Repurchase is expected to close on or about March 8, 2023. Following the closing of the March 2023 Note Repurchase, when aggregated with the note repurchases that the Company announced on February 14, 2023, the Company will have repurchased approximately $299 million aggregate principal amount of the 2026 Notes, with approximately $1.43 billion in aggregate principal amount of the 2026 Notes remaining outstanding with terms unchanged.
The Company will not receive any cash proceeds from the March 2023 Note Repurchase. In exchange for paying cash pursuant to the March 2023 Note Repurchase, the Company will receive and cancel the repurchased 2026 Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRM HOLDINGS, INC.

By:	/s/ Michael Linford
Name: Michael Linford
Title: Chief Financial Officer

Date: March 7, 2023
3